UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 24, 2018

Invitation Homes Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 38004	90-0939055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1717 Main Street, Suite 2000, Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)
(972) 421-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 24, 2018, Invitation Homes Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2018 (the “Proxy Statement”). 489,781,299 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, which was equal to 94.12% of the issued and outstanding shares entitled to vote at the meeting. The final voting results for the matters submitted to a vote of stockholders were as follows:
Proposal No. 1 - Election of Directors

The persons listed below were elected as directors for a one-year term expiring at the Company’s 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Bryce Blair	345,222,211	136,384,105	8,174,983
Frederick C. Tuomi	479,396,715	2,209,601	8,174,983
Richard D. Bronson	477,275,830	4,330,486	8,174,983
Kenneth A. Caplan	478,988,006	2,618,310	8,174,983
Michael D. Fascitelli	479,410,664	2,195,652	8,174,983
Robert G. Harper	474,966,531	6,639,785	8,174,983
Jeffrey E. Kelter	479,396,855	2,209,461	8,174,983
John B. Rhea	477,104,661	4,501,655	8,174,983
Janice L. Sears	477,960,614	3,645,702	8,174,983
William J. Stein	471,797,951	9,808,365	8,174,983
Barry S. Sternlicht	368,579,443	113,026,873	8,174,983

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018 was ratified as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
485,131,249	4,556,768	93,282	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
Date: May 29, 2018